PROMISSORY NOTE SECURED BY MORTGAGE
106 BREMER AVE, LLC
to
TIMBER PROPERTIES, LLC

$3,000,000

June 28, 2024

FOR VALUE RECEIVED, THE UNDERSIGNED 106 BREMER AVE, LLC., a Delaware limited liability company, with an address of 53 Forest Ave, Suite 101, Old Greenwich, CT 06870, (the “Borrower”), promises to pay to the order of TIMBER PROPERTIES, LLC, with an address of (the “Lender”) the principal sum of Three Million Dollars and no/100s ($3,000,000.00), (“Principal Amount”).

1. Payments and Interest: This note (“Note”),  shall thereupon accrue interest from the date of its disbursement at a rate computed on a basis of a 360-day year, actual days elapsed, equal to  Seven and a half (7.5%) (“Interest Rate”), over a ten (10) year period (“Term”).

Principal and interest together are payable in forty (40) installments each quarter of the Term commencing with the first day of October, 2024, and continuing thereafter on the first day of each quarter (January 1, April 1, July 1, and October 1), or next business day if such day falls on a weekend of holiday until Maturity (defined herein Section 3), when all unpaid interest and principal shall be payable.

The above stated monthly payments of principal and interest will amortize the loan over ten (10) years.

2. Pre-Payment Provision:   Any prepayments by Borrower of any amount outstanding under this Note prior to Maturity, shall be permitted without penalty, and applied to the Principal Amount then outstanding.

3. Maturity Date:     The unpaid principal balance of this Note shall be due and payable in full on June 29, 2034 (“Maturity Date”).

4. Additional Conditions.
a.     This Note is secured by a Mortgage (“Mortgage”) of even date herewith encumbering that certain real property located in the Dunn County, State of Wisconsin and more particularly described in the Mortgage (referred to as the “Real Property”).  The Mortgage contains terms and provisions for acceleration of the indebtedness evidenced by this Note together with additional remedies in the event of default.  Failure on the part of Lender to exercise any right granted herein or in the Mortgage shall not constitute a waiver of such right or preclude the subsequent exercise and enforcement thereof.  This Note and the Mortgage and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with the indebtedness evidenced by this Note are collectively referred to as the “Loan Documents.”
b.     Except as herein otherwise provided, all parties to this Note, jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand and of nonpayment or dishonor and of protest, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the Principal Amount of this Note is paid in full.
c.     If the obligations evidenced by this Note, or any part hereof, are placed in the hands of an attorney for collection, whether by suit or otherwise, at any time, or from time to time, Borrower shall be liable to Lender, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, Reasonable Attorneys’ Fees (as hereinafter defined).
5. Default.
a.     If default shall be made in the payment of the Principal Amount of this Note, or in the payment of any other undisputed sums due hereunder or under any of the other Loan Documents, or should any default be made in the performance of any of the terms, covenants and conditions contained herein or in any of the other Loan Documents, then, after the applicable cure period during which any default may be remedied, at the option of Lender, the entire outstanding Principal Amount of this Note and all other sums advanced by Lender on behalf of Borrower shall become and be immediately due and payable then or thereafter as Lender may elect, regardless of the Maturity Date.
b.     During the existence of any default, Lender may apply any sums received, including but not limited to, insurance proceeds or condemnation awards, to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Lender may determine.
c.     Notwithstanding any provisions herein to the contrary, Lender’s right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, (i) with respect to any monetary default Lender giving Borrower written notice of the monetary default and fifteen (15) days after the date of such notice, within which to cure the monetary default and (ii) with respect to any non-monetary default Lender giving Borrower written notice of the non-monetary default and thirty (30) day period, after the date of such notice, within which to cure such non-monetary default, unless such non-monetary default cannot reasonably be cured within said thirty (30) day time period, in which event Borrower shall have an extended period of time to complete cure, provided that action to cure such non-monetary default has commenced within said thirty (30) day period and Borrower is, in Lender’s sole judgment, not diminishing or impairing the value of the Property, and is diligently pursuing a cure to completion.

6. Environmental Liability   Borrower shall be responsible for (i) the removal of any chemical, material or substance in excess of legal limits, including any hazardous material occurring as a result of operations to which exposure is prohibited, limited, or regulated by any federal, state, county, or local authority which may or could pose a hazard to the health and safety of the occupants of the Property, regardless of the source of origination; (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property, regardless of the source of origination.  Borrower shall not be liable hereunder if the Property becomes contaminated subsequent to Lender’s acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership of the Property which was approved or authorized by Lender pursuant to the Mortgage. The burden of proof under this subparagraph with regard to establishing the date upon which such Hazardous Materials were placed or appeared in, on or under the Property shall be upon Borrower.

7. Full Recourse. Borrower shall be personally liable for the entire indebtedness evidenced by this Note if Borrower violates the covenant restricting transfers of interest in the Property or transfers of ownership interests in Borrower as set forth in the Mortgage.

8. Inconsistencies:  In the event of any inconsistencies between the terms of this Note and the terms of any other Loan Document, the terms of this Note shall prevail.

9. Waiver of Right By Trial:  BORROWER AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION  OR CAUSE OF ACTION (a) ARISING UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATIONS, ANY PRESENT OR FUTURE MODIFICATION HEREOF OR THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOT EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ANY RIGHT BORROWER MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

10. Captions. The captions set forth at the beginning of the various paragraphs of this Note are for convenience only and shall not be used to interpret or construe the provisions of this Note.

11. Jurisdictions. The Provisions of this Note shall be governed by and construed in accordance with the laws of the State of Wisconsin and if controlling, by the laws of the United States and shall be binding upon Borrower, its heirs, personal representatives, successors and assigns and shall inure to the benefit of Lender, its successors and assigns.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

BORROWER:
106 BREMER, LLC
By:     _/s/ David Noble_______________
Title:     _President____________________